EXHIBIT 16.1

                    MERDINGER FRUCHTER ROSEN & COMPANY, P.C.
                               888 Seventh Avenue
                               New York, NY  10106
                                  212-757-8400

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Gentlemen:

We have read and agree with the comments in Item 4 of form 8-K of Vitafort International corporation dated


                         /s/ Merdinger Fruchter Rosen & Company, P.C.
                         --------------------------------------------
                         MERDINGER FRUCHTER, ROSEN & COMPANY, P.C.
                         Certified Public Accountants



New York, New York
September 11, 2002

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